UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2026

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	001-35922	22-3755993
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

575 N. Dairy Ashford, Suite 210 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 221-1768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Credit Agreement

On May 5, 2026 (the “Second Amendment Effective Date”), PEDEVCO Corp., a Texas corporation (the “Company”), entered into a Second Amendment to Credit Agreement (the “Second Amendment”) with Citibank, N.A., as administrative agent (the “Administrative Agent”), each of the guarantors party thereto, and each of the lenders party thereto. The Second Amendment amends that certain Amended and Restated Credit Agreement dated as of October 31, 2025 (as previously amended, restated, supplemented, or otherwise modified, the “Credit Agreement”), among the Company, as borrower, the Administrative Agent, and the lenders party thereto.  The parties previously entered into a First Amendment to Credit Agreement, dated December 2, 2025, to add an additional lender and re-allocate commitments among the lender group, which was deemed immaterial by the Company, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference into this Item 1.01 in its entirety.

The Second Amendment, among other amendments set forth therein, (i) amends the definition of “EBITDAX” to (A) update the cap on permitted transaction cost add-backs to EBITDAX for any acquisition or disposition of the Company’s oil and gas properties which form the collateral for the agreement, to the greater of $6,000,000 or five percent (5%) of the then-current borrowing base (currently $120 million), and (B) add back an estimated EBITDAX for the month of October 2025 attributable to the companies acquired in by the Company in October 2025 from Juniper Capital Advisors, L.P.  for any test period that includes the fiscal quarter ended December 31, 2025; (ii) amends the definition of "Test Period" to provide for annualization of EBITDAX beginning with the Test Period ended December 31, 2025, building to a full trailing twelve-month ("TTM") calculation for the Test Period ending September 30, 2026; (iii) revises the borrowing base redetermination schedule so that the next scheduled redetermination occurs on or about July 1, 2026, with semi-annual redeterminations thereafter on or about April 1 and October 1 of each year; and (iv) updates the reserve report delivery schedule so that the next reserve report is due on or about June 1, 2026, with subsequent reports thereafter due on or about March 1 and September 1 of each year.

The foregoing description of the Second Amendment is a summary only and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01 in its entirety.

For a full description of the Amended and Restated Credit Agreement, among the Company, the Administrative Agent, each of the guarantors party thereto, and each of the lenders party thereto, dated October 31, 2025 (the “Credit Agreement”), which was amended by the Second Amendment, see the Credit Agreement, which is incorporated by reference herein as Exhibit 10.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report with respect to the Second Amendment is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#

Amended and Restated Credit Agreement dated as of October 31, 2025, among PEDEVCO Corp., as borrower, Citibank, N.A., as administrative agent, and the lenders party thereto (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2025, and incorporated herein by reference)(File No. 001-35922)

10.2*

First Amendment to Credit Agreement, dated as of December 2, 2025, among PEDEVCO Corp., as borrower, Citibank, N.A., as administrative agent, each guarantor party thereto, and each lender party thereto

10.3*	Second Amendment to Credit Agreement, dated as of May 5, 2026, among PEDEVCO Corp., as borrower, Citibank, N.A., as administrative agent, each guarantor party thereto, and each lender party thereto
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

Date: May 8, 2026	By:	/s/ J. Douglas Schick
J. Douglas Schick
President and Chief Executive Officer

3